 Survivorship Variable Universal Life Prospectus Filing May 2004 Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts Hypothetical Gross Annual Investment Return 6.00% less Arithmetic Average of Total Contractual Porfolio Expenses - 1.02% less Guaranteed Mortality and Expense Fee - 0.90% --------- Fund Crediting Rate (Net Annual Investment Rate) = 4.08% Survivorship Variable Universal Life Prospectus Filing May 2004 Male Preferred Nonsmoker Age 57 Fixed Insurance Amount Female Preferred Best Nonsmoker Age 53 CVAT Maximum Charges Face: 1,000,000 Assume Annual Payment of 10,000 in all years Hypothetical Annual Return of 6% Gross, 4.08% Net Policy --- Year 5 (0a) (0b) (1) (2) (3) (3a) (4) (5) (5a1) (5a) (6) (7) (8) (9) (10) (11) (12) (13) (14) BOP BOP Per Per Montly Monthly AV Total Total EOP EOP EOP EOP Contract Accum Premium Per Policy Premium Invested $1,000 Cost Sales Before Monthly Contract Surrender Cash Basic Corridor Corridor Death Accum Month YEAR Fund Prems Paid Loads Loads Premium Load Of Ins Load Interest Interest Fund Charges Surr Value DB Factor DB Benefits Prems Paid 1 5 28,749.92 44,163 10,000 10 1,950 8,040 100 61.05 0.00 36,629 122.27 36751.14 8,000 28,751 1,000,000 3.10 113,929 1,000,000 54,340 2 5 36,751 54,340 - 10 - (10) 100 61.06 0.00 36,580 122.11 36702.19 8,000 28,702 1,000,000 3.10 113,777 1,000,000 54,518 3 5 36,702 54,518 - 10 - (10) 100 61.06 0.00 36,531 121.94 36653.07 8,000 28,653 1,000,000 3.10 113,625 1,000,000 54,697 4 5 36,653 54,697 - 10 - (10) 100 61.06 0.00 36,482 121.78 36603.79 8,000 28,604 1,000,000 3.10 113,472 1,000,000 54,876 5 5 36,604 54,876 - 10 - (10) 100 61.07 0.00 36,433 121.61 36554.33 8,000 28,554 1,000,000 3.10 113,318 1,000,000 55,055 6 5 36,554 55,055 - 10 - (10) 100 61.07 0.00 36,383 121.45 36504.71 8,000 28,505 1,000,000 3.10 113,165 1,000,000 55,236 7 5 36,505 55,236 - 10 - (10) 100 61.07 0.00 36,334 121.28 36454.92 8,000 28,455 1,000,000 3.10 113,010 1,000,000 55,416 8 5 36,455 55,416 - 10 - (10) 100 61.08 0.00 36,284 121.12 36404.96 8,000 28,405 1,000,000 3.10 112,855 1,000,000 55,598 9 5 36,405 55,598 - 10 - (10) 100 61.08 0.00 36,234 120.95 36354.83 8,000 28,355 1,000,000 3.10 112,700 1,000,000 55,780 10 5 36,355 55,780 - 10 - (10) 100 61.08 0.00 36,184 120.78 36304.53 8,000 28,305 1,000,000 3.10 112,544 1,000,000 55,963 11 5 36,305 55,963 - 10 - (10) 100 61.09 0.00 36,133 120.61 36254.05 8,000 28,254 1,000,000 3.10 112,388 1,000,000 56,146 12 5 36,254 56,146 - 10 - (10) 100 61.09 0.00 36,083 120.45 36203.41 8,000 28,203 1,000,000 3.10 112,231 1,000,000 56,330 ( 0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month ( 0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year (1) Premium paid = $10,000 (2) Per Policy load = $10 per month. (3) Per PremiumLoad = Sales/Admin/Tax = 19.5% of premium paid (4) Per $1,000 load - $0.1 per month per 1,000 of insurance amount (5) Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday frazierized second-to-die qx (6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.08 % is the net crediting interest rate. (7) Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3) - (4) - (5) +(6) (8) Surrender Charges = charged per unit of face amount = Face amount/1000 * $8.00/1000 = $8,000 for duration 5 (9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8) (10) EOP Basic DB - End Of Period Death Benefit = face amount (11) Corridor factor - cash value accumulation corridor factor for joint equal age of 55 (12) EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7) (13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ] (14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5